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                                  EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

       EMPLOYMENT AGREEMENT ("Agreement") made and entered as of February 24, 1998 by and among GENELINK, INC. (the "Company"), a New Jersey corporation and JOHN DEPHILLIPO (the "Executive).

                                   BACKGROUND

       The parties want to enter into an employment agreement and to set forth the terms and conditions of the Executive's employment by the Company. Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound, the Company and the Executive agree as follows:

       1.     EMPLOYMENT.

              (a) Duties. The Company will employ the Executive, on the terms set forth in this Agreement, as Chairman of the Board, President and Chief Executive Officer. The Executive accepts such employment with the Company and will perform and fulfill such duties as are reasonable and necessary for such position for the Company and its subsidiaries, devoting his best efforts to the performance and fulfillment of his duties and to the advancement of the interests of the Company, subject only to the direction, approval, control and directives of the Board.

              (b) Place of Performance. In his employment by the Company, the Executive will be based in the Margate, New Jersey metropolitan area, except for required travel on Company business.



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       2.     TERM.

       The Executive's employment under this agreement will be for a five year term (the "Term") commencing as of January 1, 1998 (the "Commencement Date") and will continue uninterrupted for the Term. Each year, unless one party notified the other party in writing by November 1 of the preceding year, on the anniversary date of the Commencement Date, the parties will automatically extend the Term for an additional year. The parties intend the effect that a full five year Term will always exist under this Agreement.

       3.     COMPENSATION.

              (a) Base Salary. During the Term, the Executive will be entitled to receive an annual salary in the calendar year 1998 of $125,000 (the "Base Salary"). Each year thereafter, Executive will be entitled to an increase in the Base Salary equal to the greatest of: (i) the percentage increase in the Consumer Price Index for the previous year as reported by the United States Department of Commerce; (ii) 10%; or, (iii) an amount determined by the Board or a committee of the Board designated for this purpose, payable in installments at such time as the Company customarily pays its other senior executive employees (but in any event no less often than monthly). The increase determined in the previous sentence will be added to the then current Base Salary to become the Base Salary for purposes of this Agreement.

              (b) I there is a change in control such as would require the Company to file a Form 8-K with the Securities and Exchange Commission if the Company was a reporting company, the Executive will be entitled to be paid a lump sum payment equal to the aggregate Base Salary, with minimum 10% increases each year, for the next five years, and a lump sum bonus equal to five time the largest bonus paid to Executive under this Agreement. The Company will pay the payments required under the previous sentence within 30 days of the change in control.


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              (c)    Bonus. Executive will receive an annual bonus according to a Company Bonus Plan adopted by the Board.

       4.     HEALTH INSURANCE AND OTHER BENEFITS.

       During the Term, the Executive will be entitled to all employee benefits offered by the Company to its senior executives and key management employees, including, without limitation, all pension, profit sharing, retirement, stock option, salary continuation, deferred compensation, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement, survivor income, life insurance or any other benefit plan or arrangement established and maintained by the Company, subject to the rules and regulations then in effect regarding participation therein. In addition, the Company will obtain and fund for Executive a life insurance policy for $1,000,000, with the beneficiary.

       5.     REIMBURSEMENT OF EXPENSES.

       The Company will reimburse Executive for all items of travel, entertainment and miscellaneous expenses that the Executive reasonably incurs in the performance of his duties hereunder, if the Executive submits to the Company evidence supporting these expenses as the Company may reasonably require.

       6.     AUTOMOBILE ALLOWANCE.

       The Company will pay Executive a monthly automobile allowance of $800 for the first year of this Agreement, $800 per month for the second year and $1000 per month thereafter, subject to increase by the Board. In the alternative, the Company may obtain an automobile for the Executive's sole use, to be approved by the Executive. The Company will pay directly or reimburse Executive for all expenses of the automobile, including, but not limited to, taxes, insurance, maintenance, fuel, parking, and the like.


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       7.     OPTIONS: GRANT OF SHARES.

              (a) Upon the execution of this Agreement, the Company will issue to Executive options to purchase 1,200,000 shares (the "Shares") of the Company's common stock $.001 par value, exercisable at the price of $0.10 per Share. These options will expire ten years from the date hereof and will vest as follows:

                     (i)    400,000 Shares upon execution of this Agreement, and

                     (ii) 200,000 Shares each January 1, beginning January 1, 1999. Options will be exercisable upon vesting. If there is a change in control that would require the Company to file a Form 8-K with the Securities and Exchange Commission of the Company was a reporting company, all unvested options will be immediately exercisable. The Executive may exercise vested options by giving the Company a note equal to the Federal Funds Rate published in the Wall Street Journal as adjusted from time to time. In the alternative, the Executive may use Shares owned by the Executive, valued at the then-prevailing market price of the Shares.

              (b) The Executive will also be eligible to participate in any stock option, stock grant, phantom stock, or other employee incentive plan when, as and if approved by the Board. Eligibility in no way creates an obligation of the Company to issue options to Executive, which will be in the sole and absolute discretion of the Compensation Committee of the Board.

              (c) Upon execution of this Agreement. Executive will receive a grant of 200,000 Shares as a signing bonus.

              (d) The stock grants and options granted under this Section 7 of the Agreement will be adjusted for any recapitalizations, stock dividends, stock splits or other changes in the Company's capital stock.


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       8.     VACATION.

       This Agreement entitles the Executive to four weeks paid vacation in each calendar year (prorated in any calendar year during which the Company employs the Executive under this Agreement for less than the entire year according to the number of days in such calendar year during which he is employed). The Executive will also be entitled to all paid holidays given by the Company to its senior executive officer.

       9.     TERMINATION OF EMPLOYMENT.

              (a) Death or Total Disability. If the Executive dies during the Term, the Agreement will end as of the date of the Executive's death. The Company will pay the Executive's salary for the remaining Term to Executive's beneficiary or estate, and all health insurance benefits for Executive's family will continue for at least two years following the Executive's death. In case of the Total Disability (as defined below) of the Executive for any consecutive twelve months during the Term, the Company will have the right to end this Agreement by giving the Executive thirty (30) days' prior written notice, and upon the expiration of such thirty (30) day period, the Executive's employment under this Agreement will end. If there is such a termination, the Company will pay Executive his salary for the remaining Term. If the Executive will resume his duties within thirty (30) days after receipt of such a notice of termination, this Agreement will continue in full force and effect. Upon termination of this Agreement under this Section 9(a), the Company will have no further obligations or liabilities under this Agreement, except to pay to the Executive's estate or the Executive, as the case may be, the portion of salary that remains unpaid for the Term, including minimum increases and continuation of benefits.

       The term "Total Disability", as used herein, will mean a mental or physical condition that in the reasonable opinion of an independent medical doctor selected by the Company


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renders the Executive unable or incompetent to carry out the material duties and responsibilities of the Executive under this Agreement at the time the Executive incurred the disabling condition. If the Executive is covered under any policy or disability insurance under Section 4, the definition of Total Disability hereunder will be the definition of that term in such policy.

              (b) The Company may only terminate this Agreement for cause under this Section 9(b) or under Section 9(a) of this Agreement. Cause for termination exists only if the Executive is convicted of a felony involving fraud or violation of the Federal Securities Laws, or a court of competent jurisdiction finds that the Executive has engaged in conduct involving the Company that constitutes gross negligence or intentional misconduct. If the Company terminates the Executive under this Section, all unvested options or stock grants will be void and the Executive will not receive any salary or benefit continuation.

       10.    NO MITIGATION.

       This Agreement does not require the Executive to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor will the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of his employment by another employer.

       11.    RESTRICTIVE COVENANT.

              (a) Competition. Executive undertakes and agrees that until two years after termination of this Agreement, he will not compete, directly or indirectly, or participate as a director, officer, employee, consultant agent, consultant, representative or otherwise, or as a stockholder, partner or joint venture, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any business competing directly or indirectly with the business of Company or any of its subsidiaries.


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              (b)    Trade Secrets. During the Term and after termination for
any reason, Executive will not reveal, divulge, copy or otherwise use any trade secret of the Company or its subsidiaries, it being acknowledged that all such information and materials compiled or obtained by or disclosed to Executive while employed by the Company or its subsidiaries hereunder or otherwise are confidential and are the exclusive property of the Company and its subsidiaries.

              (c) Injunctive Relief. The parties hereto agree that the remedy at law for any breach of the provisions of this Section 11 will be inadequate and that this Agreement entitles the Company or any of its subsidiaries or other successors or assigns to injunctive relief without a bond. Such injunctive relief will not be exclusive, but will be in addition to any other rights remedies Company or any of its subsidiaries or their successors or assigns might have for such breach.

              (d) Scope of Covenant. Should the duration, geographical area or range or prescribed activities contained in subparagraph (a) above be held unreasonable by any court of competent jurisdiction, then such court may modify the duration, geographical area or range of prescribed activities to such degree as to make it or them reasonable and enforceable.

       12.    INDEMNIFY.

       The Company will indemnify and hold the Executive harmless to the maximum extent permitted by law against any claim, action, demand, loss, damage, cost, expense, liability or penalty arising out of any act, failure to act, omission or decision by him while performing services as an officer, director or employee of the Company, other than an act, omission or decision by the Executive that is not in good faith and is without his reasonable belief that the same is, or was, in the best interests of the Company. To the extent permitted by law, the Company will pay all attorneys' fees, expenses and costs actually incurred by the Executive in the defense of any of the claims referenced herein.


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       13.    MISCELLANEOUS.

              (a) Notices. Any notice, demand or communication required or permitted under this Agreement will be in writing and will either be hand delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice will be deemed to have been given and received when so hand delivered or after three business days when so deposited in the U.S. Mail, or when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

                     To the Company:      GeneLink, Inc.
                                          P.O. Box 3212
                                          Margate, NJ 08402
                                          Fax No.  (609) ___-____

                     To Executive:

The parties may change the foregoing addresses at any time by written notice given in the manner herein provided.

              (b) Integration; Modification. This Agreement is the entire understanding and agreement between the Company and the Executive regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and a duly authorized officer of the Company.

              (c) Enforceability. If any provision of this Agreement will be invalid or unenforceable, in whole or in part, such provision will be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or will be deemed excised from this Agreement, as the case may be, and this Agreement will be construed and


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enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

              (d) Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties, including and their respective heirs, executors, successors and assigns, except that the Executive may not assign this Agreement.

              (e) Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances will be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder will not bar the later exercise of it.

              (f) Governing Law and Interpretation. This Agreement will be governed by the internal laws of the State of New Jersey. Each party agrees that he or it, as the case may be, will deal fairly and in good faith with the other party in performing, observing and complying with the covenants, promises, duties, obligations, terms and conditions to be performed, observed or complied with by him or it, as the case may be, hereunder and that this Agreement shall be interpreted, construed and enforced according to this covenant despite any law to the contrary.

              (g) Headings. The headings of the various sections and paragraphs have been included herein for convenience only and will not be considered in interpreting this Agreement.

              (h) Counterparts. The parties may execute this Agreement in several counterparts, each of which will be deemed to be an original but all of which together will make up the same instrument.


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       IN WITNESS WHEREOF, the Executive and the duly authorized officers of the
Company have executed this Agreement on the date first written above.


                                             GENELINK, INC.

                                             By: /s/ John R. DePhillipo
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                                                 John R. DePhillipo

                                                 /s/ John R. DePhillipo
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                                                 John R. DePhillipo












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